Exhibit 99.4

Long Bao Life Technology Co., Ltd.

Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Contents

Page
Financial Statements:

Balance Sheets as of September 30, 2016 and December 31, 2015 (Unaudited)	2

Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2016 and 2015 (Unaudited)	3

Statements of Cash Flows for the Nine Months Ended September 30, 2016 and 2015 (Unaudited)	4

Notes to Financial Statements (Unaudited)	5

Long Bao Life Technology Co., Ltd.

Balance Sheets

As of September 30, 2016 and December 31, 2015

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

Current Assets:
Cash and cash equivalents	$15,694	$189,194
Accounts receivable	16,043	37,138
Other receivables – related parties	861	51,796
Inventory	499,786	487,477
Deferred tax assets	10,240	9,323
Prepaid expenses and other current assets	17,288	25,099
Total current assets	559,912	800,027

Property and equipment, net of accumulated depreciation	2,106,626	2,019,444
Trust investments, restricted	6,308,574	4,903,535
Deferred commission costs	1,098,377	977,395
Deferred tax assets – noncurrent	237,015	232,519
Patent, net of accumulated amortization	11,094	11,379
Deposits	5,006	30
TOTAL ASSETS	$10,326,604	$8,944,329

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$141,091	$344,302
Accounts payable and accrued expenses – related party	-	5,606
Deferred product revenues	-	25,661
Other payable – land purchase	1,230,667	1,173,580
Other payable – related party	319,471	45,629
Income taxes payable	9,249	60,860
Other payables	22,177	66,989
Total current liabilities	1,722,655	1,722,627
Deferred preneed contract revenues	8,081,269	6,694,936
TOTAL LIABILITIES	9,803,924	8,417,563

Commitments and contingencies

Stockholders’ Equity:
Common stock, approximately $0.30 (NT $10) par value, 3,000,000 shares authorized, issued and outstanding	928,836	928,836
Legal capital reserve	25,519	24,083
Accumulated other comprehensive income	29,479	4,781
Accumulated deficit	(461,154)	(430,934)
TOTAL STOCKHOLDERS’ EQUITY	522,680	526,766
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,326,604	$8,944,329

The accompanying notes are an integral part of these unaudited financial statements.

Long Bao Life Technology Co., Ltd.

Statements of Operations and Comprehensive Loss

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	2016	2015

Revenues	$1,022,077	$1,172,621
Cost of revenues	(737,516)	(1,132,076)
Gross profit	284,561	40,545

Operating expenses:
General and administrative	256,333	325,856
Depreciation and amortization expense	27,368	20,358
Total operating expenses	283,701	346,214

Income (loss) from operations	860	(305,669)

Other income (expense):
Realized and unrealized investment gains, net	(57,660)	90,647
Other income (expenses), net	47,761	(92,719)
Total other income (expense)	(9,899)	(2,072)

Loss before income taxes (expense) benefit	(9,039)	(307,741)

Income tax (expense) benefit	(19,745)	38,148
Net loss	(28,784)	(269,593)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	24,698	(18,115)

Comprehensive loss	$(4,086)	$(287,708)

Weighted average common shares outstanding:
Basic and diluted	3,000,000	3,000,000

Loss per share:
Basic and diluted	$(0.01)	$(0.09)

The accompanying notes are an integral part of these unaudited financial statements.

Long Bao Life Technology Co., Ltd.

Statements of Cash Flows

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(28,784)	$(269,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	27,368	20,358
Deferred income taxes	6,153	(38,148)
Change in operating assets and liabilities:
Accounts receivable	22,184	154,259
Inventory	11,046	6,199
Prepaid expenses and other current assets	8,750	40,485
Deferred commission costs	(71,138)	(203,017)
Accounts payable and accrued expenses	(213,070)	7,737
Accounts payable and accrued expenses – related party	(5,694)	(4,162)
Deferred product revenues	(26,066)	(32,481)
Other payables	(46,565)	(44,313)
Deferred preneed contract revenues	1,027,451	1,672,509
Trust investments, restricted	(1,129,982)	(1,388,563)
Income tax payable	(52,863)	(1,419)
Net cash used in operating activities	(471,210)	(80,149)

INVESTING ACTIVITIES:
Purchases of property and equipment	(15,852)	(833,509)
Other receivables – related parties	51,780	4,652
Deposits (paid) received	(4,818)	7,540
Net cash provided by (used in) investing activities	31,110	(821,317)

FINANCING ACTIVITIES:
Proceeds from advances from related parties	555,773	578,989
Payments on debt – related parties	(292,657)	(206,782)
Payment of dividends	-	(30,453)
Net cash provided by financing activities	263,116	341,754

Effect of exchange rate changes on cash and cash equivalents	3,484	4,419

NET DECREASE IN CASH AND CASH EQUIVALENTS	(173,500)	(555,293)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	189,194	580,194

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$15,694	$24,901

CASH PAID FOR:
Interest	$69,515	$50,203
Income taxes	$61,822	$1,419

Non-cash investing activities:
Other payable – land purchase	$-	$1,230,667
Transfer to legal capital reserve	$1,436	$531

The accompanying notes are an integral part of these unaudited financial statements.

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Long Bao Life Technology Co., Ltd. (“Long Bao” or the “Company”) was incorporated on November 6, 2007 in Taiwan. The Company provides preneed and at need funeral services and sells funeral related products, such as urns, in Taiwan.

The Company utilizes various systems, including multi-level marketing ("MLM") system, to sell the preneed contracts and other products. Under the MLM system, the salespeople are compensated not only for sales they generate, but also for the sales of the other salespeople that they recruit. This recruited sales force is referred to as the participant's "downline", and can provide multiple levels of compensation. MLM is one type of direct selling. The salespeople are expected to sell products directly to consumers by means of relationship referrals and word of mouth marketing. MLM salespeople not only sell the company's products but also encourage others to join the Company as a distributor. The Company also sales its preneed contracts and other products through agents where the Company pays a fixed amount of commission.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional currency is the Taiwanese Dollar (“Taiwan $”); however, the accompanying financial statements were translated and presented in United States Dollars (“$” or “USD”).

The unaudited financial statements are prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission. The information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with US GAAP were omitted pursuant to such rules and regulations. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results for the year ending December 31, 2016.

Foreign Currency Translation

The accounts of the Company are maintained in the Taiwan $. The accounts of the Company are translated into USD, with the Taiwan $ as the functional currency. All assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive loss. The following table details the exchange rates used for the respective periods:

	September 30,	September 30,
	2016	2015
Period end: Taiwan $ to USD exchange rate	$31.365	$33.063
Average for the period end: Taiwan $ to USD exchange rate	$32.379	$31.434

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts and sales returns. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of September 30, 2016 and December 31, 2015, there were no allowance for uncollectible accounts receivable.

The Company provides merchandise return policy where customers who return the merchandise or cancel the contracts can receive full refund or partial refund of the amount paid within 180 days from date of purchase and contracts. Allowance for sales return is established based on management’s estimates of expected returns and historical experiences.

Inventory

Inventory is valued at the lower of the inventory’s cost or the current market price of the inventory using weighted average cost method for finished goods and first-in, first-out method for raw materials. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. As of September 30, 2016 and December 31, 2015, there was no allowance for slow moving or obsolete inventory.

Property and Equipment, net

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Description	Years
Land	N/A
Office equipment	3-5 years
Lease improvements	3-5 years

Patent

The Company capitalizes the acquisition cost of its patent and amortizes the capitalized patent costs over 14 years.

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Long-Lived Assets

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced to recognize the cost of disposal. Based on its review, the Company believes that as of September 30, 2016 and December 31, 2015, respectively, there was no significant impairment of its long-lived assets.

Trust Investments

Pursuant to Taiwanese law, 75% of the proceeds from preneed sales of merchandise and services is put into trust until such time that the Company meets the requirements for releasing trust amount, which is generally when the service and merchandise are delivered, when the preneed contract is canceled and when the balance of the trust fund exceeds 75% of the proceeds from sales of preneed contracts. The legal beneficiary of the trust is the Company. The investments of such trust funds are classified as trading securities and are reported at fair market value; therefore, the unrealized gains and losses are included in the statement of operations. Targets that the trust fund can invest in are regulated by the authorities. On an annual basis, the Company is obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust, including all investment income.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate their fair values due to their short maturities.

ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Topic 815, Derivatives and Hedging. As of September 30, 2016 and December 31, 2015, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Deferred Commission Costs

The Company defers certain direct costs related to the acquisition of new preneed contracts. Such costs are expenses as the revenues are recognized. As of September 30, 2016 and December 31, 2015, the Company had $1,098,377 and $977,395 in deferred commission costs, respectively.

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Deferred Preneed Contract Revenues and Deferred Revenues – Current

The Company sells preneed contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. As these contracts are entered into prior to the delivery of the related merchandise and services, amount collected in advance is recorded in deferred preneed contract revenues. If a preneed contract is terminated upon a customer’s request, a refund equal to total amount collected by the Company minus 20% of the contract price will be made when the termination is not made within 14 days from the contract initiation date. Full refund will be made when the termination is made within 14 days. We do not record accounts receivable in accordance with the contractual payment date given the nature of our merchandise and services, the nature of our contracts with customers, and the timing of the delivery of our services.

The Company also offered its merchandise on a stand-alone at need basis. Amount collected from customer before the merchandise is delivered is recorded in deferred revenues – current on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

The Company sells its merchandise and services on both a preneed and at need basis. At need sales are recognized as revenue when the service is performed or merchandise is delivered. Pre-need funeral services and funeral merchandise under contracts that provide for delivery of the services and merchandise at the time of need. Revenue associated with sales of preneed funeral contracts is deferred until funeral merchandise is delivered or the funeral services are performed, generally at the time of need. Pursuant to Taiwanese law, 75% of the proceeds from funeral merchandise or services sold on a preneed basis is required to be paid into trust funds.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no uncertain tax position as of September 30, 2016 and December 31, 2015.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the periods presented.

Foreign Currency Transactions and Comprehensive Income

US GAAP generally requires recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Taiwan $. Translation gains of $29,479 and $4,781 at September 30, 2016 and December 31, 2015, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheet.

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Inventory

Inventory consisted of the following at September 30, 2016 and December 31, 2015:

	September 30,	December 31,
	2016	2015

Raw materials	$186,174	$226,054
Finished goods	313,612	261,423
Total inventory	$499,786	$487,477

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Raw materials included the unprocessed urns.

Note 4 – Property and Equipment, net

Property and equipment consisted of the following at September 30, 2016 and December 31, 2015:

	September 30,	December 31,
	2016	2015

Land	$1,998,557	$1,905,850
Lease improvements	54,524	48,269
Office equipment	149,091	130,296
Construction-in-progress	15,182	14,479
Total property and equipment	2,217,354	2,098,894
Less: accumulated depreciation	(110,728)	(79,450)
Property and equipment, net	$2,106,626	$2,019,444

On December 30, 2014, the Company entered into a land purchase agreement with a third party individual. Pursuant to the agreement, the Company agreed to purchase 1,296 square feet of land in Tauyuan, Taiwan for $1,972,063 (Taiwan $62,600,000). The title of the land has been transferred to the Company with the ownership certificate put in escrow until total proceeds are paid. Pursuant to the agreement, as amended, payment of $756,450 (Taiwan $24,000,000) was made prior to July 7, 2015. The remaining $1,173,580 (Taiwan $38,600,000) payable shall be made when the Company has secured financing. The land is provided as a collateral to a bank by the former owner and the bank still has the lien on the land. The Company is currently seeking for a loan from a commercial bank.

Depreciation expense for the nine months ended September 30, 2016 and 2015 was $26,555 and $19,502, respectively.

Note 5 – Trust Investments, Restricted

The Company’s trust is a variable interest entity. The Company has determined that it is the primary beneficiary of the trust, as the Company absorbs all of the losses and returns associated with the trust.

The cost and market values associated with preneed contract trust investments at September 30, 2016 are detailed below:

	Fair Value Hierarchy Level	Cost	Unrealized Gains (Losses)	Fair Market Value
Cash and money market accounts	1	$413,641	$-	$413,641
Mutual funds:
Debt securities	1	1,567,345	(151,211)	1,416,134
Equity securities	1	4,638,914	(160,115)	4,478,799
		$6,619,900	$(311,326)	$6,308,574

The cost and market values associated with preneed contract trust investments at December 31, 2015 are detailed below:

	Fair Value Hierarchy Level	Cost	Unrealized Gains (Losses)	Fair Market Value
Cash and money market accounts	1	$2,635,439	$-	$2,635,439
Mutual funds:
Debt securities	1	1,749,049	(95,245)	1,653,804
Equity securities	1	773,237	(158,945)	614,292
		$5,157,725	$(254,190)	$4,903,535

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Where quoted prices are available in an active market, investments held by the trusts are classified as Level 1 investments pursuant to the three-level valuation hierarchy. Our Level 1 investments include cash and money market accounts and mutual funds. There are no Level 2 and Level 3 investments in the Company’s trust portfolio as of September 30, 2016 and December 31, 2015.

Note 6 – Related Party Transactions

Advances

As of September 30, 2016 and December 31, 2015, the Company had advanced $861 and $51,796, respectively, to a former member of the Board of Directors. The director left the Board in December 2014.

Purchases

During the nine months ended September 30, 2016 and 2015, the Company purchased inventories of $47,944 and $90,298, respectively, from a company controlled by a family member of the Company’s president. Amount payable to the affiliated company for inventory purchases were $0 and $5,606, respectively, as of September 30, 2016 and December 31, 2015.

Sales

During the nine months ended September 30, 2016 and 2015, the Company’s president purchased certain products from the Company for $21,422 and $13,579, respectively.

Other payable

As of September 30, 2016 and December 31, 2015, the Company had a payable of $319,471 and $45,629, respectively, to its president for short-term borrowings. The payable accrued no interest and is due on demand.

Leases

During the nine months ended September 30, 2016 and 2015, the Company leased offices from the Company’s president. Total lease expense to the president during the nine-month periods ended September 30, 2016 and 2015 were $494 and $573, respectively.

Commission cost

During the nine months ended September 30, 2016 and 2015, the Company incurred $22,178 and $54,848 commission costs to a company controlled by a family member of the Company’s president.

Note 7 – Commitments and Contingencies

Pursuant to the preneed contracts with the customers, the Company agreed to pay interest starting from the date the full contract price is collected by the Company. The interest is calculated based on 80% of the contract price at a rate of 5% per annum for contracts entered in or prior to February 2009 and based on 100% of the contract price at a rate of 2.37% per annum for contracts entered after February 2009 but before February 2011. Starting from March 2011, interest is calculated based on 100% of the contract price at the one-year certified deposit rate of postal service announced by the Chunghwa Post Co., Ltd. in Taiwan (Currently 1.04% per annum). The interest is paid annually and included in cost of revenues in the statement of operations. Interest expense related to the preneed contracts were $69,962 and $50,203 for the nine months ended September 30, 2016 and 2015, respectively.

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

The Company leases several offices and vehicles from third parties. Future minimum lease payments for non-cancellable operating leases with an original term over 1 year are as follows:

Year ending December 31,	Amount
2016	$5,990
2017	21,282
2018	4,240
Total	$31,512

Note 8 – Equity

The Company’s Articles of Incorporation provide that, when allocating the net profits for each fiscal year, the Company shall first offset its losses in previous years and then set aside the following items accordingly:

1)	Profit sharing to employees at a range from 0.5% to 2% of the statutory profits;
2)	Legal capital reserve at 10% of the statutory profits until the accumulated legal reserve equals the Company’s paid-in capital;
3)	The remaining balances shall be allocated according to the resolution of the shareholders’ meeting.

Legal capital reserve may be used to offset a deficit, or be distributed as dividends in cash or stocks for the portion in excess of 25% of the paid-in capital if the Company incurs no loss.

The appropriations of 2015 and 2014 statutory earnings of $1,436 and $5,360 have been approved by the Company’s shareholders in its meetings held on June 28, 2016 and September 30, 2015, respectively. The appropriations were as follows:

	Appropriation of Earnings for Year
	2015	2014
Legal reserve	$1,436	$531
Cash dividends	-	4,781
Employee profit sharing	-	48
Total	$1,436	$5,360

Note 9 – Concentration

The Company purchased 84% of materials from four vendors in aggregate for the nine months ended September 30, 2016. As of September 30, 2016 and December 31, 2015, the amounts due to these vendors included in accounts payable was $3,566,154 and $6,491,870, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Note 10 - Subsequent Events

On December 29, 2016, Longbau Group, Inc. (“Longbau”), the shareholders of the Company and Tsai Ko entered into a Share Exchange Agreement (the “Long Bao Life Agreement”). At the December 29, 2016 closing of the Long Bao Life Agreement, 250,000 shares of Longbau common stock, par value $0.00001 per share were issued to the Company shareholders in exchange for 100% of the Company's issued and outstanding ownership interests (“Long Bao Life Exchange Shares”). Upon completion of the foregoing transaction, the Company became a wholly-owned subsidiary of Longbau.